UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Brookfield Real Assets Income Fund Inc.

(Exact Name of Registrant as Specified in Its Charter)

MARYLAND	81-2623723
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Brookfield Place, 250 Vesey Street, 15th Floor

New York, New York 10281-1023

(Address of Principal Executive Offices)

Copies to:

Brian F. Hurley, Esq.	Michael R. Rosella, Esq.
Brookfield Investment Management Inc.	Paul Hastings LLP
Brookfield Place, 250 Vesey Street, 15th Floor	200 Park Avenue
New York, New York 10281-1023	New York, New York 10166

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange On Which Each Class is to be Registered
Shares of Common Stock, $0.001 Par Value per Share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-211408

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The shares (the “Shares”) to be registered hereunder are shares of common stock, $0.001 par value per share, of Brookfield Real Assets Income Fund Inc. (the “Registrant”). The description of the Shares is contained in the joint proxy statement/prospectus included in the post-effective amendment no. 3 to the Registrant’s registration statement on Form N-14 (the “Registration Statement), which was filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended, on October 14, 2016 (Registration Nos. 333-211408 and 811-23157), and such description is incorporated herein by reference.  In addition, the above-referenced description included in the joint proxy statement/ prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 497 under the Securities Act shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

1.              Articles of Incorporation of the Registrant, dated October 6, 2015, are incorporated herein by reference to the Registrant’s initial registration statement on Form N-14 (File No. 333-211408), filed on May 16, 2016.

2.              Bylaws of the Registrant are incorporated herein by reference to the Registrant’s initial registration statement on Form N-14 (File No. 333-211408), filed on May 16, 2016.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 23, 2016

Brookfield Real Assets Income Fund Inc.

By:	/s/ Brian F. Hurley
Name: Brian F. Hurley
Title: President